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Exhibit 23.4

Consent of Independent Accountants

        We hereby consent to the incorporation in this Registration Statement on Form S-3 of our report dated March 15, 2000 included in the Form 10-K of Zany Brainy, Inc. and subsidiaries for the year ended February 3, 2001 and to all references to our Firm included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

        Janover Rubinroit, LLC

  /s/ Janover Rubinroit, LLC
  Garden City, New York
  March 15, 2000

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Consent of Independent Accountants